                                                                 Exhibit 10.11.3

        CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THIS DOCUMENT. CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.


   AMENDMENT TO THE AIRLINE PARTICIPATION AGREEMENT AND THE GENERAL AGREEMENT



December 31, 1998


Ms. Brenda Barnes
Vice President,
   Pricing & Revenue Management
Delta Air Lines, Inc.
1030 Delta Boulevard
Hartsfield Atlanta International Airport
Atlanta, GA 30320

Dear Brenda:

The following provisions shall be deemed an amendment to the Airline Participation Agreement and the General Agreement between and among Delta Air Lines, Inc. ("Delta") and priceline.com Incorporated and PriceLine Travel, Inc. (collectively, as applicable, "Priceline"), where indicated, in each case, effective as of December 31, 1998. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Airline Participation Agreement and the General Agreement, as applicable.

1. The following provision replaces Section 7.11 of the General Agreement in its entirety:

     7.11   PRICELINE TICKET ALLOCATION METHODOLOGY

            (a) All airlines participating in the Priceline Service will be given the first opportunity to fill a customer ticket request based on a formula [**] except for offers originating or terminating in the following markets where the [**] rule will not apply: [**]
            The operation of this first look methodology is reflected in the example attached hereto as Exhibit 7.11, and incorporated by reference herein.

            (b) Priceline shall, within 60 days of the implementation of the allocation system described in Section 7.11 (a) (which is scheduled for completion at the end of February), and thereafter as requested by Delta, [**] will apply to all O&D markets including, without limitation, the top 2,500 domestic O&D markets and the top 1,000 international O&D markets.

[**] = Confidential treatment requested for redacted portion.

            (c) The first opportunity to fill a customer ticket request [**] in the event Delta's market share (as measured in RPMs) increases versus the rest of the Participating Carriers [**].

            (d) Until technology is developed to implement the proposed first look allocation method discussed above [**].

            (e) Section 7.11 (a)-(d) as set forth above shall no longer be in effect if Delta's rights under Section 3.1-3.4 of the General Agreement are terminated pursuant to Section 3.5 of the General Agreement. In such event, the following provision shall be substituted for Section 7.11 of the General Agreement:

                 7.11 All Participating Carriers will be given the first opportunity to fill a customer ticket request based on a formula [**]. If a Participating Carrier fails to respond to a ticket request on its designated first look, then Priceline will allocate the request through a second round of preferred looks [**] for each O&D requested (but excluding the Participating Carrier that failed to fulfill the ticket request on the first look).

2.   The following provision is added as a new section 7.14 of the General
     Agreement:

     7.14   DETERMINATION OF REASONABLE DEMAND

            Beginning at the end of February of 1999, and thereafter on a mutually agreed schedule, Priceline will review with Delta the methodology used by Priceline to establish reasonable demand that Priceline elects to process for both domestic and international O&D offers.

3. The following provision replaces Section 3.1 of the General Agreement in its entirety:

     3.1 Subject to Section 3.5 below, Delta and Priceline agree that, during the term of the PCA:

            (a) (i) all airlines which have signed an agreement with Priceline to participate in the Priceline Service as of the date of the Agreement (as identified in the attached Schedule 3.1 hereof) may continue such participation; (ii) Delta consents to participation by the following airlines: [**] or such other U.S. domestic airline(s) which are acceptable to Delta (as reflected by Delta's consent) with a goal of including in the Priceline Service a total number of domestic airline participants so that the sum total domestic market share of all such participating airlines will, in an annual measuring period, not exceed [**] of all U.S. domestic RPMs (the "Range"); (iii) the following carriers will constitute "Delta Connection Carriers": [**]; and "Delta Connection Carriers" may file Priceline fares (x) under the "DL" code and (y) to/from markets in their local O&D's not served by Delta; (iv) Priceline may include [**] as a participant subject to the restrictions set forth in
            Section 3.1 (b) below; (v) Priceline may add the following carriers on international markets: (x) [**] (the "Atlantic Excellence Partners") (y)[**] (the "Delta Partners") and

[**] = Confidential treatment requested for redacted portion.

            (z)[**] (the carriers referred to in subsections (x), (y) and (z) being collectively referred to as the "New International Carriers"); and (vi) such other international carriers as Delta shall approve in writing, provided that Delta agrees to negotiate in good faith with respect to the addition of international carriers serving markets in which Priceline's rate of satisfying reasonable offers ("bind rate") is materially below Priceline's international average bind rate as measured over a period of not less than a calendar quarter.

            (b) Priceline agrees that it will not issue tickets (i) on [**] in the following markets: (x) to or from ATL, BOS, DFW, CVG and SLC (the "Delta Key Markets"), except for offers originating from MSP, DTW and MEM or O&D markets not served by Delta or a carrier operating a flight under Delta's two letter ("DL") designator code and (y) to, from or in the State of Florida, except for flights from MSP, DTW or MEM or O&D markets not served by Delta or a carrier operating a flight under Delta's two letter ("DL") designator code;
            (ii) on any carrier operating a flight under [**] two letter designator code flights except for [**] commuter carriers; or (iii) on the New International Carriers in the Delta Key Markets except
            (x) in markets not served by Delta (either directly or on a code-share basis), or (y) in markets where Priceline's rate of satisfying reasonable offers ("bind rate") is materially below Priceline's international average bind rate as measured over a period not less than one calendar quarter.

            (c) Priceline will continue to use its best efforts to pursue the participation of [**] in the Priceline Service.

            (d) Priceline agrees that for tickets sold by its international Participating Carriers (i) it will only issue tickets for international travel on flights operated by its international Participating Carriers and not on flights marketed by its international Participating Carriers but operated by other carriers except for (x) grandfathered participants under their current partner agreements listed in Schedule 3.1, (y) [**] code share partners under its current participation agreement (as identified in Schedule 3.1 hereof), and (z) tickets issued on the code share partners of international Participating Carriers providing Priceline with net fares that are calculated off of published fares that retain all of the published fare rules of that fare; provided, however, that in the event that international tickets sold through Priceline by international Participating Carriers (excluding Delta) under the international Participating Carriers' two letter designator code on flights operated by other carriers exceed [**] of the total international tickets sold through Priceline (excluding Delta) for a consecutive 30-day period, Priceline will take action to reduce this percentage below [**]; (ii) it will no issue tickets for international travel on [**] originating from the Delta Key Markets; and (iii) it will not issue tickets for international travel on any of the "Atlantic Excellence Partners" or "Delta Partners" if the airline in question ceases to participate in a qualifying marketing program with Delta (as identified by Delta), which will be effected by not extending the term of any participation agreement with such a carrier once the term expires, not to exceed one year from the time Delta provides written notice to Priceline of such a cessation of participation. In the event that Priceline is obligated to take action under this Section 3.1 (d) to reduce the

[**] = Confidential treatment requested for redacted portion.

            percentage of tickets below [**], then Priceline shall use its reasonable best efforts to develop software programs to restrict this amount below the [**] threshold.

            (e) As to domestic travel, in the event that the percent of domestic tickets sold under the [**] code on flights operated by carriers other than [**] exceeds [**] of total Priceline sold domestic tickets for a consecutive 30-day period, Priceline will take action to reduce this percentage below [**] during any subsequent 30 day period of this Agreement. In the event that Priceline is obligated take action under this Section 3.1 (e) to reduce the percentage of tickets below [**], then Priceline shall use its reasonable best efforts to develop software programs to restrict this amount below the [**] threshold.

            (f) Delta may sell Priceline tickets under Delta's two letter designator code on flights operated by other carriers.

4. The following provision replaces Article III of the Airline Participation Agreement in its entirety:

     III.   Priceline Ticket Allocation Methodology

            Priceline shall establish an allocation methodology that determines when participating airlines will be given the first opportunity to fill a customer ticket request, and may give preference to one or more participants in establishing such methodology. Priceline will work in good faith with each participating airline to assist such airline in achieving its objectives for the Priceline Service within the context of the allocation system.

5. The following provision is added as a new Section 7.15 of the General Agreement.

     7.15   Priceline agrees to provide Delta the following weekly reports:

            a. Total Delta revenue and tickets issued broken down by entity (domestic and international);
            b. Total Priceline tickets issued (in order to determine Delta's ticketing share);
            c. Total O&D's ticketed on Delta - broken down by market including the following information: revenue, travel dates and length of stay;
            d.   Total Priceline demand data - ranked by O&D; and
            e. Bind rate information (i.e. number of tickets issued divided by the number of offers)

6. Except as provided herein, all other terms and conditions of the Airline Participation Agreement and the General Agreement shall remain in full force and effect. In the event any term or provision of the Airline Participation Agreement or the General Agreement is contrary to or inconsistent with this letter, the terms of this letter shall control.

If the above language is acceptable, please acknowledge your consent by signing where indicated below and returning this letter to me for execution. In such case, the terms set forth herein shall be deemed effective as of December 31, 1998.

[**] = Confidential treatment requested for redacted portion.

Sincerely,



Tim Brier

cc.   P. Francis
      P. Miles
      J. Varley
      E. West
      J. Walker

ACCEPTED AND AGREED To:

PRICELINE TRAVEL, INC.                     DELTA AIR LINES, INC.

                                           /s/ Brenda A. Barnes
--------------------------------           ------------------------------------
By:     Timothy G. Brier                   By:     Brenda Barnes
Title:  President                          Title:  Vice President - Pricing &
                                                   Revenue Management


PRICELINE.COM
INCORPORATED

----------------------
By:     Timothy G. Brier
Title:  Executive Vice President









[**] = Confidential treatment requested for redacted portion.

                                  SCHEDULE 3.1



  Grandfathered Carriers                        Current Partner Agreements*
  ----------------------                        ---------------------------
      Aer Lingus
      Air France
    Air New Zealand
     America West
    Cathay Pacific
       Iberia
     Icelandair
     Lufthansa
  Malaysian Airlines
        SAS
  Singapore Airlines
        TWA
       Varig
   Virgin Atlantic
 South African Airways

-------------------------------------------------------------------------------


     Carrier                                    Current Code-Share Partners*
   -----------                                  ----------------------------
Qantas



*Delta and Priceline agree to cooperate in good faith to complete this schedule within 60 days of the date hereof.

[**] = Confidential treatment requested for redacted portion.

                                  EXHIBIT 7.11

                   PRICELINE FIRST LOOK ALLOCATION METHODOLOGY






                                      [**]













[**] = Confidential treatment requested for redacted portion.